EX-77.(e)(12)

                    FIRST AMENDMENT TO SUB-ADVISORY AGREEMENT

                               ING PARTNERS, INC.

      This First Amendment, effective as of December 15, 2006, amends the Sub-advisory Agreement (the "Agreement") dated the 31st day of October, 2005 between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser") and Davis Selected Advisers, L.P., a Colorado limited partnership company (the "Subadviser").

                               W I T N E S S E T H

      WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of December 15, 2006.

      NOW, THEREFORE, the parties agree as follows:

      1. The first two sentences of Section 16 are hereby deleted in their entirety and replaced with the following:

            With respect to each Series identified as a Portfolio on Schedule A hereto as in effect on the date of this Amendment, unless earlier terminated with respect to any Portfolio this Agreement shall continue in full force and effect through November 30, 2007. Thereafter, unless earlier terminated with respect to a Portfolio, the Agreement shall continue in full force and effect with respect to each such Portfolio for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company, or (ii) the vote of a majority of the outstanding voting shares of the Portfolio (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Company or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

            With respect to any Portfolio that was added to Schedule A hereto as a Portfolio after the date of this Amendment, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Portfolio as a Portfolio under the Agreement or (ii) the date upon which the shares of the Portfolio are first sold to the public, subject to the condition that the Company's Board of Directors, including a majority of those Directors who are not interested persons (as such term is defined in the 1940 Act) of the Adviser, and the shareholders of such Portfolio, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Portfolio, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Portfolio. Thereafter, unless earlier terminated with respect to a Portfolio, the Agreement shall continue in full force and effect with respect to each such Portfolio for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company, or
      (ii) vote of a majority of the outstanding voting shares of such Portfolio (as defined in the 1940

      Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Company or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

      3. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

      4. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                          ING LIFE INSURANCE AND ANNUITY COMPANY

                                          By: /s/ Todd Modic
                                              ----------------------------------
                                              Todd Modic
                                              Vice President


                                          DAVIS SELECTED ADVISERS, L.P.

                                          By: /s/ Thomas [ILLEGIBLE]
                                              ----------------------------------
                                          Name: Thomas [ILLEGIBLE]
                                                --------------------------------
                                          Title: VP
                                                 -------------------------------


                                       -2-